SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 14, 2006, by and among friendlyway Corporation, a Nevada corporation (the "Company"), and the purchasers listed on the Schedule of Purchasers attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has authorized the sale to the Purchasers of its Senior Subordinated Secured Convertible Term Notes in the aggregate principal amount of up to One Million Eight Hundred Thousand Dollars ($1,800,000) (each as amended, modified or supplemented from time to time, a "Note"), which Notes are convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock") at an initial fixed conversion price of $0.14 per share of Common Stock ("Initial Conversion Price");

WHEREAS, the Company wishes to issue warrants to the Purchasers to purchase in the aggregate up to approximately 33.3% of the number of shares of Common Stock issuable upon conversion of the total amount being invested by the Purchasers, or up to Four Million One Hundred Fifty Thousand Nine Hundred Sixty Nine (4,150,969) shares of Common Stock (subject to adjustment as set forth therein) if all of the Notes are sold hereunder;

WHEREAS, the Purchasers desire to purchase the Notes and the Warrants (as defined in Section 2) on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Notes and the Warrants to the Purchasers on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchasers, and the Purchasers, severally and not jointly, hereby agree to purchase from the Company, a Note in the principal amount and at the purchase price set forth opposite such Purchaser's name on Schedule I hereto, convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of such Note and this Agreement. It is understood and agreed that the purchases by the Purchasers are to be separate transactions. The purchase of the Notes on the Closing Date shall be known as the "Offering." A form of the Note is annexed hereto as Exhibit A. The Notes will mature on the Maturity Date (as defined in the Notes). Collectively, the Notes, the Warrants and Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants are referred to as the "Securities."

2.  Warrants; Placement Agent Fees. On the Closing Date:

(a)  The Company will issue and deliver to each Purchaser a Warrant to purchase up to that number of shares of the Company's Common Stock set forth opposite the name of such Purchaser on Schedule I hereto (as amended, modified or supplemented from time to time, a "Warrant"). The Warrants must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchasers by the Company are hereby also made and granted in respect of the Warrants and shares of the Company's Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

(b)  The Company shall pay or issue to Sloan Securities Corp., as placement agent of the Offering (the “Placement Agent”) (i) an agency fee in an amount equal to ten percent (10%) of the aggregate principal amount of Notes purchased at each Closing and (ii) a warrant to purchase ten percent (10%) of the shares of Common Stock into which the Notes are initially convertible and the Warrants are initially exercisable. The foregoing fees and warrants are referred to herein as the "Sloan Compensation." In addition, the Company shall promptly make payment to a law firm designated by Sloan Securities Corp., for up to $35,000, of legal fees and expenses (“Legal Expense Obligation”).

(c)  The Closing Payment and the expenses referred to in the preceding clauses (net of deposits, if any, previously paid by the Company) shall be paid at Closing out of funds held pursuant to an Escrow Agreement (as defined below) and a disbursement letter (the "Disbursement Letter").

3.  Closing, Delivery, Payment and Certain Conditions.

3.1  Closing. The initial closing of the purchase and sale of a minimum of $500,000 of Notes and Warrants (the “Minimum Amount”) under this Agreement (the “Initial Closing”) shall be held at the offices of Sloan Securities Corp. (“Sloan”), 444 Madison Avenue, New York, New York (or remotely via the exchange of documents and signatures), on or before July 31, 2006, which date may be extended by the Company and Sloan to a date not later than August 31, 2006 (the date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”). The subsequent closing(s) of the purchase and sale of up to an additional $1,300,000 of Notes and Warrants in excess of the Minimum Amount (the “Maximum Amount”) under this Agreement (the “Subsequent Closing(s)”) shall take place at a time agreed upon by the Company and the Purchasers participating in the respective Subsequent Closing (the date(s) of the Subsequent Closing(s) is hereinafter referred to as the “Subsequent Closing Date(s)”), all of which shall occur in any event no later than August 31, 2006. The Purchasers agree that any additional persons or entities that acquire Notes and Warrants at any “Subsequent Closing” shall become “Purchasers” under this Agreement with all the rights and obligations attendant thereto, upon their execution of this Agreement without further action by any other Purchasers. For purposes of this Agreement, the terms “Closing” and “Closing Date”, unless otherwise indicated, refer to the applicable closing and closing date of the Initial Closing or the Subsequent Closing(s), as the case may be.

3.2  Delivery. At the Closing on the Closing Date, the Company will deliver to the Purchasers, among the other Related Agreements (as defined below), Notes in the form attached as Exhibit A representing the aggregate principal amount of up to $1,800,000 and Warrants in the form attached as Exhibit B in each Purchaser's name representing in the aggregate approximately 33.3% of the number of shares of the Company's Common Stock issuable through conversion of the Notes, and each Purchaser will deliver to the Company, among other things, the amounts set forth to be delivered by it in the Disbursement Letter by certified funds or wire transfer.

3.3  Conversion and Lockup. Prior to the date of an effective registration statement covering the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants (“Resale Registration Statement”), the Company shall have caused its officers, directors, controlling shareholders and certain other persons requested by the Purchasers to agree to "lockup" and not sell their shares of Common Stock of the Company, pursuant to documentation, and on terms and conditions, acceptable to the Purchasers.

3.4  Pledge Requirement. Prior to the Closing Date, Kenneth Upcraft, the CEO and President of the Company, shall execute a Pledge Agreement pursuant to which Upcraft shall pledge to Atlantic Professional Association, Inc., as agent for the Purchasers a first lien and security interest in such number of shares of the Company’s stock owned by him that equates to 200% of the aggregate principal balance of the Notes issued hereunder at each Closing which pledge shall remain in effect until complete repayment of the Notes. The valuation of such shares shall be based upon the volume weighted average price (“VWAP”) of the Company’s common stock for the ten (10) trading days prior to the Closing.

4.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows (which representations and warranties are supplemented by the Company's filings under the Securities Exchange Act of 1934, as amended, made prior to the date of this Agreement (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchasers):

4.1  Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries (as defined below) is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, partnership or limited liability company, as the case may be, power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Notes and the Warrants to be issued in connection with this Agreement, (iii) the Registration Rights Agreement relating to the Securities dated as of the date hereof among the Company, the Placement Agent and the Purchasers (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"), in the form attached as Exhibit C, (iv) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), in the form attached as Exhibit D, (v) the Security Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company, and Atlantic Professional Association, Inc., as agent for the Purchasers (as amended, modified or supplemented from time to time, the "Security Agreement"), in the form attached as Exhibit E, (vi) the Pledge Agreement dated as of the date hereof among the Company, Kenneth Upcraft, and Atlantic Professional Association, Inc., as agent for the Purchasers (as amended, modified or supplemented from time to time, the "Pledge Agreement"), in the form attached as Exhibit F, (vii) the Escrow Agreement dated as of the date hereof among the Company, the Placement Agent and Signature Bank, the escrow agent, in the form attached as Exhibit G hereto (as amended, modified or supplemented from time to time, the "Escrow Agreement") and (viii) all other agreements related to this Agreement and the Term Note and referred to herein (the preceding clauses (ii) through (vii), collectively, the "Related Agreements"), to issue and sell the Notes and the shares of Common Stock issuable upon conversion of the Notes (the "Note Shares"), to issue and sell the Warrants and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a "Material Adverse Effect").

4.2  Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

4.3  Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, as of the date hereof consists of 105,000,000 shares, of which 100,000,000 are shares of Common Stock, par value $0.001 per share, 25,428,130 shares of which are issued and outstanding, and 5,000,000 are shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. The authorized capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

(b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Notes or the Warrants, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of the Company's Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance in all material respects with all applicable state and federal laws concerning the issuance of securities.

(d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Articles of Incorporation, as amended to date (the "Charter"). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4  Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Notes and the Warrants has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Notes and the subsequent conversion of the Notes into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5  Liabilities. Neither the Company nor any of its Subsidiaries has any contingent liabilities in excess of $75,000, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

4.6  Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

(a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) Since January 31, 2006, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

4.7  Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

(d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings. Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

4.8  Changes. Since January 31, 2006, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or in any of the Related Agreements, there has not been:

(a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by the Company or any of its Subsidiaries of a material right under a written contract or of a material debt owed to it;

(f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

(h) any labor organization activity related to the Company or any of its Subsidiaries;

(i) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

(k) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(l) any other event or condition of any character that, either individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(m) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9  Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and valid title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a) those resulting from taxes which have not yet become delinquent;

(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and

(c) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which any of them is a party or is otherwise bound.

4.10 Intellectual Property. Except as set forth on Schedule 4.10:

(a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

(b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.11  Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Notes by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.12  Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13  Tax Returns and Payments. Each of the Company and its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

(a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14  Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company's knowledge the continued employment by the Company or any of its Subsidiaries of its present employees, and the performance of the Company's and its Subsidiaries' contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any material respect with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15  Registration Rights and Voting Rights. Except as set forth on Schedule 4.15, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company's or its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 or except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16  Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17  Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

4.18  Valid Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19  Full Disclosure. Each of the Company and each of its Subsidiaries have provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Note and the Warrant, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, or the exhibits and schedules hereto and thereto contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

4.20  Insurance. Each of the Company and each of its Subsidiaries have general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21  SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act"). The Company has furnished the Purchasers with copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended October 31, 2005; (ii) its Quarterly Report on Form 10-QSB for its fiscal quarter ended January 31, 2006 and (iii) its Current Report on Form 8-K filed on May 3, 2006 (collectively, the "SEC Reports"). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22  Listing. The Company's Common Stock is listed for trading on the Over the Counter Bulletin Board ("OTCBB") and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its Common Stock will not be eligible to be traded on the OTCBB or that its Common Stock does not meet all requirements for such trading.

4.23  No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act and which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24  Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25  Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Notes and exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

4.26  Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchasers seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchasers has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchasers, to the extent that they are within the Company's and/or its Subsidiaries' control shall cause the Purchasers to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchasers if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Purchasers any additional information regarding the Company or any of its Subsidiaries that the Purchasers deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchasers may undertake appropriate actions to ensure compliance with such applicable law or regulation, including but not limited to segregation and/or redemption of the Purchasers' investment in the Company. The Company further understands that the Purchasers may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchasers, in their sole reasonable discretion, after consultation with legal counsel, determine that it is in the best interests of the Purchasers in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

5.  Representations and Warranties of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1  Prohibited Transactions. During the last thirty (30) days prior to the date hereof, such Purchaser has not, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the effective date of the Resale Registration Statement (iii) the Effectiveness Date (as defined in the Registration Rights Agreement), such Purchaser shall not engage, directly or indirectly, in a Prohibited Transaction. Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 5.1 are being made for the benefit of the Purchasers as well as the Company and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 5.1.

5.2  Organization, Good Standing and Qualification. Such Purchaser, if not an individual, is a corporation, partnership, limited duration company or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each non-individual Purchaser has the corporate, partnership, limited duration company or limited liability company, as the case may be, power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, and (ii) all applicable Related Agreements, to purchase the Notes and the Note Shares, to purchase the Warrants and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements. Each of the Purchasers is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership, limited duration company or limited liability company, as the case may be, in such Purchasers jurisdictions of organization.

5.3  Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All company action on such Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.4  Investment Representations. Such Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in this Agreement, including, without limitation, that such Purchaser is an "accredited Purchaser" within the meaning of Regulation D under the Securities Act. Such Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of such Note and the exercise of such Warrant, respectively. Such Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Notes, the Warrants and the Securities.

5.5  The Purchasers Bear Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser acknowledges and agrees that it must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an applicable exemption from registration with respect to such sale.

5.6  Acquisition for Own Account. Such Purchaser is acquiring its Notes and Warrant and the Note Shares and the Warrant Shares for such Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.7  The Purchasers Can Protect Their Interest. Such Purchaser represents that by reason of its, or of its management's, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in its Notes, Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement or the Related Agreements.

5.8  Accredited Purchaser. Such Purchaser represents that it is an accredited Purchaser within the meaning of Regulation D under the Securities Act.

5.9  Legends.

(a) The Notes shall bear substantially the following legend:

"THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS TERM NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO FRIENDLYWAY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) The Note Shares and the Warrant Shares, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the Securities and Exchange Commission (the "SEC"):

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO FRIENDLYWAY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(c) The Warrant shall bear substantially the following legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO FRIENDLYWAY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

6.  Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

6.1  Stop-Orders. The Company will advise the Purchasers, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2  Listing. The Company's shares of Common Stock issuable upon conversion of the Notes and upon the exercise of the Warrants are listed on the OTCBB (the "Principal Market") as of the date hereof and the Company shall maintain such on the Principal Market so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with its reporting, filing and other obligations.

6.3  Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to the Purchasers.

6.4  Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

6.5  Use of Funds. The Company agrees that it will use the proceeds of the sale of the Notes and the Warrants for the purposes specified on Schedule 6.5 only.

6.6  Access to Facilities. The Company and each of its Subsidiaries will permit any representatives designated by any Purchaser (or any successor of such Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

(a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

(b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to any Purchaser unless such Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD under the federal securities laws.

6.7  Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8  Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar businesses similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar businesses similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their obligations hereunder and under the Related Agreements. At the Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchasers, the Company and each of its Subsidiaries shall (i) keep all their insurable properties and properties in which they have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish the Agent with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company's workers' compensation policy, endorsements to such policies naming the Agent (as defined below) as "co-insured" or "additional insured" and appropriate loss payable endorsements, naming the Agent as a loss payee, and (z) evidence that as to the Agent or the Purchasers the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide the Agent with at least thirty (30) days notice prior to cancellation. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Agent or the Purchasers have not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by the Agent’s security interest pursuant to its security agreement, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchasers. In the event that the Agent or the Purchasers have properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Agent upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Agent may determine. Any surplus (following satisfaction of all Company obligations to the Purchasers) shall be paid by the Agent to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Agent, on demand.

6.9  Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10  Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11  Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers, unless expressly agreed to by the Purchasers or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchasers' identity and the terms of this Agreement to its current and prospective debt and equity financing sources. Notwithstanding the provisions of this section, the Purchasers consent to the Company's filing of this Agreement and the Related Agreements as exhibits to its Form 8-K.

6.12  Required Approvals. For so long as twenty-five percent (25%) of the aggregate principal amount of the Original Notes are outstanding, the Company, without the prior written consent of the Note Requisite Holders (as hereinafter defined) shall not, and shall not permit any of its Subsidiaries to:

(a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries, (ii) issue any preferred stock that is mandatorily redeemable prior to the one year anniversary of Maturity Date (as defined in the Notes) or (iii) redeem any of its preferred stock or other equity interests;

(b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity (unless the Company is the surviving entity);

(c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's or any of its Subsidiaries' right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d) materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole;

(e) (i) create, incur, assume or suffer to exist any indebtedness (other than Permitted Senior Debt, as defined in the Security Agreement, and exclusive of debt incurred to finance the purchase of equipment not in excess of five percent (5%) of the fair market value of the Company's and its Subsidiaries' assets) whether secured or unsecured other than (x) the Company's indebtedness to the Purchasers, (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Company than the indebtedness being refinanced or replaced, and (z) any debt incurred in connection with the purchase of assets in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Company than the indebtedness being refinanced or replaced; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and

(f) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes party to the Security Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchasers, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

6.13  Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

(a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchasers in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and the broker, if any.

6.14  Margin Stock. The Company will not permit any of the proceeds of the Term Note or the Warrant to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.15  Penalty Shares. If the Company generates less than $2,000,000 of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the 12-month period ending 12 months after closing, then the Company shall issue penalty shares (“Penalty Shares”) to the Purchasers on a pro-rata basis based on their respective principal amount of Notes, coupled with attendant registration rights, as follows:

[$2MM – Actual EBITDA] x  [# shares underlying Notes]
$2MM

7. Covenants of the Purchasers. Each Purchaser, severally and not jointly, covenants and agrees with the Company as follows:

7.1  Confidentiality. Such Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2  Non-Public Information. Such Purchaser agrees not to effect any sales of the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

7A Agent Appointment.

7A.1 Note Agent. Each Purchaser hereby confirms the appointment of Atlantic Professional Association, Inc. to act as its agent (“Agent”) pursuant to the Notes. In such capacity, Agent shall only be obligated to take action and shall act as directed by the Note Requisite Holders (as hereinafter defined); neither Agent nor any of its officers, directors, managers, members, employees or affiliates shall be responsible to Purchasers for any losses that any of such Purchasers may incur hereunder. The Agent shall be entitled to conclusively rely on any such direction or consent from the Note Requisite Holders. In addition, the Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Purchasers to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. For its services hereunder, the Company shall pay the Agent a fee of $500.00 on the Initial Closing Date.

7A.2 Security Agent. Each Purchaser hereby confirms the appointment of Agent to act as its security agent (the “Security Agent”) under the Security Agreement with respect to the Collateral (as defined in the Security Agreement), under the Pledge Agreement with respect to the Pledged Stock (as defined in the Pledge Agreement), and under the Subsidiary Guaranty, to take all actions as contemplated in such capacity in the Security Agreement and Pledge Agreement and to be entitled to the benefits of the provisions of the Security Agreement, the Pledge Agreement and the Subsidiary Guaranty. Each Purchaser acknowledges that actions by the Security Agent under the Security Agreement, the Pledge Agreement and the Subsidiary Guaranty shall be authorized by the Note Requisite Holders.

7A.3 Agent Resignation. Agent may resign as Agent or Security Agent at any time by giving written notice (“Notice”) to the Company and the Purchasers, which resignation shall be effective 30 days from the date of the Notice (“Effective Resignation Date”). Upon the earlier of (i) the Effective Resignation Date or (ii) the appointment of a successor Agent or Security Agent by the Note Requisite Holders, Agent shall have no further obligations hereunder or pursuant to the applicable agreements. In the event a successor Agent is not appointed by the Note Requisite Holders on or before the Effective Resignation Date, then Agent shall have the right to deliver any Collateral or Pledged Stock held by it with a clerk of a court of competent jurisdiction or a third party escrow provider pending the appointment of a successor Agent by the Note Requisite Holders.

7A.4 Note Requisite Holders. For purposes this Agreement, “Note Requisite Holders” shall mean holders of Notes representing at least 51% of the aggregate amount of principal and accrued interest then outstanding under such Notes.

7A.5 Indemnification. In Agent’s capacity as Agent and Security Agent, the Company and the Purchasers each agree to indemnify and hold the Agent harmless from and against any and all expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Agent for anything done or omitted by them in the performance of their duties, except upon final judicial determination of gross negligence or willful misconduct on the part of the Agent.

8. Conditions of the Purchasers’ Obligations at Closing. On or before the date of each Closing, the obligations of the Purchasers under subsection 1 of this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions:

8.1 Representations and Warranties. The representations and warranties of the Company contained in Section 4 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

8.2 Performance. The Company shall have performed and complied with in all material respects all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

8.3 Compliance Certificate. The President or Chief Executive Officer of the Company shall deliver to the Purchasers, at each Closing, a certificate certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

8.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and counsel to the Purchasers, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

8.5 Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company dated as of the Closing certifying the following matters: (a) the resolutions adopted by the Company’s Board of Directors relating to the transactions contemplated by this Agreement; and (b) the Certificate of Incorporation and Bylaws of the Company.

8.6 Delivery of Notes and Warrants. The Company shall have delivered the Notes and the Warrants to the Purchasers, as specified in Section 1.

8.7 Ancillary Agreements. The Company shall have executed and delivered to the Purchasers this Agreement and the Related Agreements.

8.8 Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company substantially in the form attached hereto as Exhibit H.

8.9 Other Payments. Concurrent with the Closing, the Company shall pay the Sloan Compensation (as such terms are defined in Section 2(b) hereof) and the Legal Expense Reimbursement.

9. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before any Closing of each of the following conditions by the Purchasers:

9.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Section 5 shall be true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

9.2 Payment of Purchase Price. The Purchasers shall have delivered the purchase price specified in Section 1.1.

9.3 Ancillary Agreements. The Company and the Purchasers shall have entered into the Related Agreements, as applicable.

10.  Covenants of the Company and the Purchasers Regarding Indemnification.

10.1  Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchasers and each of the Purchasers' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchasers which results, arises out of or is based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by the Company or any of its Subsidiaries of any covenant or undertaking to be performed by the Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchasers relating hereto or thereto.

10.2  The Purchasers' Indemnification. Each Purchaser, severally and not jointly, agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by such Purchaser or breach of any warranty by such Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser hereunder, or under any other Related Agreement. Any indemnity obligation of any Purchaser to the Company pursuant to this Section 10 shall be limited to the gross proceeds received from the Company from such Purchaser at Closing.

11.  Miscellaneous.

11.1  Governing Law. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

11.2  Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

11.3  Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by such Purchaser pursuant to Rule 144 or an effective registration statement. The Purchasers may not assign their rights hereunder to a competitor of the Company.

11.4  Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11.5  Amendment and Waiver. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Note Requisite Holders. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion, (b) the Schedule of Purchasers hereto may be amended by the Company from time to time in accordance with Section 3.1 to add information regarding additional Purchasers participating in Subsequent Closings without the consent of the other parties hereto and (c) Section 4, Section 5, Section 6, Section 7, Section 10, Section 11.2, or Section 11.5 may not be amended without the written consent of the Company and holders of at least 85% of the aggregate amount of principal and accrued interest then outstanding under the Notes. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 11.5 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.6  Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.7  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:

Friendlyway Corporation 7222 Commerce Center Drive, Suite 240 Colorado Springs, CO 80919 Attention: Ken Upcraft, Chief Executive Officer and President Fax: (719) 598-3897

If to Purchasers:

To the Purchasers’ address as set forth in the Financing Signature Page

If to Sloan:

Sloan Securities Corp. 444 Madison Avenue, 23rd Floor New York, NY 10022 Attention: James C. Ackerman, President and CEO Fax: (212) 308-6433.

With a copy to:

Littman Krooks LLP 655 Third Avenue, 20th Floor New York, NY 10017 Attention: Steven Uslaner, Esq. Fax: (212) 490-2990

or at such other address as the Company or such Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.8  Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.9  Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.10  Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  This Agreement may be executed by delivery of the Omnibus Signature Page, which is included in the Subscription Documentation Package provided with this Agreement, pursuant to which the Purchaser agrees to become a Purchaser, as defined in this Agreement, and further agrees to become bound by the terms and conditions of each of the Related Agreements. The Omnibus Signature Page may also be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and be deemed a part of this Agreement ab initio. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.11  Broker's Fees. Other than Sloan Securities Corp., each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.11 being untrue.

11.12 Expenses. The Company and each Purchaser shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided that the Company will be responsible for the Legal Expense Obligation.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

FRIENDLYWAY CORPORATION

By:	/S/ KEN UPCRAFT
Kenneth Upcraft, CEO and President

As to Section 7A only:

Agent:

ATLANTIC PROFESSIONAL ASSOCIATION, INC.

By:	/S/ LAWRENCE S. ACKERMAN
Name: Lawrence S. Ackerman Title: President

PURCHASERS

[TO SIGN OMNIBUS SIGNATURE PAGE ANNEXED HERETO]

FRIENDLYWAY CORPORATION
OMNIBUS SIGNATURE PAGE
(MUST BE COMPLETED BY PURCHASER)

By execution and delivery of this signature page, the undersigned hereby: agrees to become a Purchaser, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among friendlyway Corporation (the “Company”) and the other Purchasers party thereto; acknowledges having read the representations in the Purchase Agreement; and represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Registration Rights Agreement as a "Holder" thereunder, and authorizes the Company to attach this signature page to the Purchase Agreement and the Registration Rights Agreement, or counterparts thereof. Terms that are capitalized but not defined in this Omnibus Signature Page have the meanings given to them in the Purchase Agreement.

Purchaser hereby subscribes to purchase a total of:	$ _____________ Principal amount of Notes *

* Purchasers are entitled to warrant coverage based on the principal amount of Notes purchased as described in the Purchase Agreement.

PURCHASER

(Name of Investor as it should appear on Term Note and Warrants)	(Today’s Date)

(Signature of Investor or authorized signatory)	(Print name of Investor or authorized signatory)

Address:
(If signing as an authorized signatory, print your title)

Telephone:
(Jurisdiction of organization, if applicable)	Facsimile:
E-mail:
Federal Tax ID or
Social Security No.:

ACCEPTED AND AGREED:

FRIENDLYWAY CORPORATION

By: _____________________________________	Date: ____________________________________
Authorized Officer

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Schedule 4.2 - Subsidiaries

Schedule 4.3 -  Capitalization

Schedule 4.6 - Agreements; Actions

Schedule 4.7 - Related Parties

Schedule 4.9 - Title to Properties and Assets; Liens, Etc.

Schedule 4.10 - Intellectual Property

Schedule 4.12 - Litigation

Schedule 4.13 - Tax Returns and Payments

Schedule 4.14 - Employees

Schedule 4.15 - Registration Rights and Voting Rights

Schedule 4.21 - SEC Reports

Schedule 6.5 - Use of Funds

Exhibit A - Form of Term Note

Exhibit B - Form of Warrant

Exhibit C - Registration Rights Agreement

Exhibit D - Subsidiary Guaranty

Exhibit E - Security Agreement

Exhibit F - Pledge Agreement

Exhibit G - Escrow Agreement

Exhibit H - Form of Opinion of Christopher K. Brenner, P.C.

Exhibit A

Form of Term Note

Exhibit B

Form of Warrant

Exhibit C

Registration Rights Agreement

Exhibit D

Subsidiary Guaranty

Exhibit E

Security Agreement

Exhibit F

Pledge Agreement

Exhibit G

Escrow Agreement

Exhibit H
Form of Legal Opinion

2.1 The Company has been duly organized as a corporation and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Memorandum and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business (as currently conducted), financial condition, prospects or results of operation of the Company (a "Material Adverse Effect").

2.2 The authorized capital stock of the Company on the date hereof consists of (i) 100,000,000 shares of Common Stock, $0.001 par value per share, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share. All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

2.3 The Notes and Warrants and shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (collectively, the “Conversion Shares”) have been duly authorized for issuance by all necessary corporate action on the part of the Company. The Conversion Shares when issued, sold and delivered against payment therefore in accordance with the provisions of the Notes and Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable. The issuance of the Conversion Shares are not subject to any statutory or, to our knowledge, contractual or other preemptive rights. A sufficient number of authorized but unissued shares of Common Stock have been reserved for issuance upon conversion of the Notes and exercise of the Warrants, as well as other shares of Common Stock that may be issuable pursuant to the terms and provisions of the Notes and Warrants.

2.4 The execution and delivery by the Company of the Transaction Documents to which they are a party and the consummation by the Company of the transactions contemplated thereby have been have been duly authorized by all necessary corporate action on the part of the Company, and duly executed and delivered by the Company. Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.5 The execution and delivery by the Company of the Transaction Documents to which they are a party and the consummation by the Company of the transactions contemplated thereby will not (i) violate the provisions of any United States federal or state law, rule or regulation currently applicable to the Company or the Nevada Revised Statures; (ii) violate the provisions of the Company's Articles of Incorporation or By-Laws; (iii) violate any judgment, decree, order or award known to us of any court, governmental body or arbitrator having jurisdiction over the Company; or (iv) result in the breach or termination of any material term or provision of an agreement known to us to which the Company is a party, except in any such case where the breach or violation would not have a Material Adverse Effect on the Company or its ability to perform its obligations under the Transaction Documents.

2.6 Assuming that the Shares were sold only to "accredited investors" (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended ("1933 Act")) and the Placement Agent complied in all material respects with Regulation D and the terms and conditions of the Offering set forth in the Placement Agency Agreement, such sales were made in conformity in all material respects with the requirements of Section 4(2) of the 1933 Act and Regulation D, and with the requirements of all other United States federal regulations applicable to the Company currently in effect relating to private offerings of securities of the type made in the Offering.

2.7 To our knowledge, there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body.

2.8 Either (i) no consent, approval or authorization of, or other action by, and no notice to or filing with, any United States federal or state governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereunder, except for (A) the filing of a Form D that may be filed with the United States Securities and Exchange Commission; (B) any filings under the securities laws of the various jurisdictions in which the Shares are being offered and sold in the Offering; and (C) any filings relating to public disclosure of the transactions contemplated by the Transaction Documents, or (ii) any required consent, approval, authorization, action or filing has been obtained, performed or made by the Company.